Exhibit 99.1

Media		Investors
Janis Smith 415-396-7711	Julia Tunis Bernard 415-222-3858	Bob Strickland 415-396-0523	Jim Rowe 415-396-8216
Wednesday, July 22, 2009
WELLS FARGO REPORTS RECORD NET INCOME
•	Another quarter of record earnings
–	Record Wells Fargo net income of $3.17 billion, up 81 percent from last year; $6.22 billion for six months ended June 30, 2009, up 66 percent from last year

–	Net income applicable to common stock of $2.58 billion, up 47 percent from last year; $4.96 billion for six months ended June 30, 2009, up 32 percent from last year

–	Diluted earnings per common share of $0.57, up 8 percent from last year, after $700 million credit reserve build ($0.10 per common share), FDIC special assessment of $565 million ($0.08 per common share) and merger-related and restructuring expenses of $244 million ($0.03 per common share)
•	Record revenue
–	Record revenue of $22.5 billion, up 28 percent (annualized) from first quarter

–	Legacy Wells Fargo revenue of $13.6 billion, up 19 percent from last year; year-to-date legacy Wells Fargo revenue of $25.9 billion, up 18 percent

–	Wachovia contributed 39 percent of consolidated revenue

–	$206 billion of credit extended to customers in the quarter

–	Average checking and savings deposits up 20 percent (annualized) from first quarter

–	Net interest margin of 4.30 percent, up 14 basis points from first quarter

–	Cross-sell ratio for legacy Wells Fargo a record 5.84 for retail bank households and 6.4 for wholesale and commercial customers

–	Broad-based revenue contribution from diverse businesses, with particular strength in regional banking, commercial banking, mortgage banking, investment banking, asset-based lending, auto lending, student lending, debit card, merchant card, wealth management, securities brokerage, retirement services and international

–	Pre-tax pre-provision profit[1] of $9.8 billion, up 27 percent (annualized) from $9.2 billion in prior quarter
1 See footnote (4) on page 18 for information about pre-tax pre-provision profit.

•	Generated $14.2 billion from market and internal sources toward the Supervisory Capital Assessment Program (SCAP) $13.7 billion requirement
–	While SCAP process will not be completed until the third quarter is finished, already exceeded requirement by $500 million and expect to internally generate additional SCAP-qualifying capital in third quarter
•	Further strengthened balance sheet
–	Credit reserve build of $700 million, bringing allowance for credit losses to $23.5 billion, 2.86 percent of total loans and 1.5 times nonperforming loans

–	Allowance for credit losses covers expected consumer loan losses for approximately the next 12 months and inherent commercial and commercial real estate loan losses expected to emerge over approximately the next 24 months

–	Continued reduction of higher-risk assets, with higher-risk loan portfolios reduced by $6.3 billion (indirect home equity and indirect auto at legacy Wells Fargo, Pick-a-Pay and commercial real estate at Wachovia) and trading assets reduced by $6.4 billion

–	Securities portfolio written down by $463 million for other-than-temporary impairment (OTTI)

–	Capital ratios increased significantly in the quarter (See table on page 26 for more information)

	Quarter ended
	June 30,	March 31,
(as a percent of total risk-weighted assets)	2009	2009

Tier 1 capital	9.80%	8.30%
Tier 1 common equity	4.49	3.12
Tangible common equity	5.24	3.84
•	Credit performance met expectations, with some signs of stabilization in certain loan portfolios
–	Net charge-offs of $4.39 billion compared with $3.26 billion in first quarter

–	Nonaccrual loans increased to $15.8 billion

–	Rate of increase in losses in several consumer and Business Direct portfolios showing early signs of moderation, largely due to the Company’s actions to reduce risk beginning two years ago, and early stage delinquencies moderating in some consumer portfolios
•	Wachovia integration proceeding as expected
–	Business and revenue synergies ahead of expectations

–	On track to realize annual run-rate savings of $5 billion upon full integration

–	Completed re-branding of Wachovia brokerage, capital markets and insurance businesses as Wells Fargo Advisors, Wells Fargo Securities and Wells Fargo Insurance Services, respectively

–	First state community bank conversion, Colorado, to Wells Fargo systems/brand scheduled for November; conversion of remaining market overlap states (California, Arizona, Illinois, Nevada and Texas) expected to begin early next year and continue throughout 2010

•	Helped nearly one million American homeowners lower mortgage payments or restructure mortgages in first half of 2009
–	Refinanced approximately 750,000 customers’ mortgages using the Home Affordable Refinance Program (HARP) and other standard refinance programs

–	Provided more than 200,000 trial and completed modifications through the Home Affordable Modification Program (HAMP) and Company’s own proprietary programs
SAN FRANCISCO — Wells Fargo & Company (NYSE: WFC) reported diluted earnings per common share of $0.57 for second quarter 2009 compared with $0.56 for first quarter 2009 and $0.53 for second quarter 2008. (Results prior to January 1, 2009, do not include Wachovia.) Wells Fargo net income was a record $3.17 billion for second quarter 2009 and $6.22 billion for the first six months of 2009. “Our very strong growth in revenue, deposits and net income this quarter and the first half of this year demonstrates again that the combined Wells Fargo-Wachovia has significant power to generate capital internally,” said President and CEO John Stumpf. “Thanks to the customer focus of our 282,000 talented team members, our revenue rose 28 percent (annualized) from first quarter as we set new cross-sell records and gained even more market share by satisfying all our customers’ financial needs and helping them succeed financially. At legacy Wells Fargo, 41 percent of our retail households have a cross-sell ratio over six, and one out of every four retail households now have at least eight products with us. Our Wachovia team members also contributed significantly to our results this quarter and the first half of the year, generating 39 percent of consolidated second quarter revenue. Wells Fargo Advisors (formerly Wachovia Securities) was ranked #1 by Forrester Research among all investment/brokerage firms based on client perceptions for ‘doing what’s best for me and my household.’
“Our top priority is to integrate Wachovia into Wells Fargo as smoothly and efficiently as possible to benefit our 70 million customers, which equals about one of every three U.S. households. The Wells Fargo-Wachovia integration is on track. In November, Colorado will become our first community banking state to convert Wachovia’s financial centers to Wells Fargo systems, brand and sales processes — a conversion process that will continue deliberately and thoughtfully, region by region and state by state, throughout next year and into 2011.
“Our team achieved these results while undertaking the largest merger integration in U.S. banking history and despite the challenging economy. We intend to pay back the government’s investment in Wells Fargo on behalf of U.S. taxpayers in a shareholder-friendly way. We will work closely with our regulators to determine the appropriate time to repay the funds while maintaining strong capital levels.”

Financial Performance
“We’re very pleased with the Company’s accomplishments and results this quarter,” said Chief Financial Officer Howard Atkins. “We earned another record profit — $3.17 billion — after earning $3.05 billion in first quarter. We continued to profitably build our franchise for the long term, with revenue up 28 percent (annualized) linked quarter across multiple, diverse business lines. We’ve extended more than $471 billion of loans to creditworthy customers since October 2008, including $206 billion in new loan commitments and originations this quarter. Our net interest margin increased to 4.30 percent, largely reflecting what we believe is the best core customer deposit base among large banks, with checking and savings deposits up 20 percent (annualized) this quarter. We took many actions to further strengthen our balance sheet, including building credit reserves to $23.5 billion and building Tier 1 common equity to $47.1 billion, or 4.49 percent of risk-weighted assets, and building Tier 1 capital to 9.8 percent of risk-weighted assets. While the Supervisory Capital Assessment Program (SCAP) will not be completed until after the third quarter is finished, we have already generated $14.2 billion from market and internal sources toward the $13.7 billion capital buffer required by the Federal Reserve and expect to generate additional capital internally in the third quarter. We’re seeing some signs of moderation in consumer and small business credit losses, largely due to our efforts over the last two years to modify and restructure loans for our customers, our successful efforts to reduce high risk loan portfolios and the write-downs we already took in Wachovia’s loan portfolios. The Wachovia integration remains on track, with business and revenue synergies already exceeding our expectations.”
Revenue
Record revenue of $22.5 billion increased 28 percent (annualized) from first quarter 2009. Year-to-date revenue was $43.5 billion, almost double legacy Wells Fargo’s revenue for the comparable period last year. “We continued to have a very good balance in our revenue generation between commercial and retail, between spread income and fee income, and between legacy Wells Fargo and Wachovia,” said Atkins. “The vast majority of our more than 80 businesses grew revenue again this quarter, including the following diverse businesses that all achieved greater than 8 percent (annualized) linked-quarter growth: regional banking, mortgage banking, investment banking/capital markets, asset-based lending, auto lending, student lending, debit card, merchant card, wealth management, securities brokerage, retirement services and international.”
Net Interest Income
Net interest income was $11.8 billion, up 14 percent (annualized) from $11.4 billion in first quarter 2009. Average earning assets were up $1.3 billion linked quarter, with an increase of $30.7 billion in securities and mortgage loans held for sale. This increase was partially offset by a reduction of $3.7 billion in average trading assets and a reduction of $21.6 billion in average loans, including $6.3 billion in the higher-risk loan portfolios that the Company has been exiting, such as indirect home equity and indirect auto from legacy Wells Fargo, and Wachovia’s Pick-a-Pay and commercial real estate portfolios. “At 4.30 percent, our net interest margin remained the best among our large bank peers and reflected the benefit of continued growth in core customer deposits,” said Atkins. “About 80 percent of our core deposits are now in checking and savings deposits, one of the highest percentages in the industry.”
Loans
Average total loans were $833.9 billion compared with $855.6 billion in first quarter 2009, reflecting more moderate consumer and commercial demand for credit, as well as the Company’s actions to reduce certain higher-risk loan portfolios. Average total loans included $159.6 billion of these loans in the portfolios that the Company is running off, down $6.3 billion, or 15 percent (annualized) from first quarter and $10.9 billion year-to-date. “We continue to extend credit and meet loan demand for all of our credit-worthy borrowers,” said Atkins.
Deposits
Average total core deposits were $765.7 billion compared with $753.9 billion in first quarter 2009. Average consumer checking and savings deposits increased 20 percent (annualized) to $613.3 billion, from $583.8 billion in first quarter 2009. Average mortgage escrow deposits were $32.0 billion, compared with $25.2 billion in first quarter 2009. Average consumer checking accounts at legacy Wells Fargo grew a net 6.5 percent from second quarter 2008, and for Wells Fargo and Wachovia combined, grew a net 9.5 percent in California for the same period. During the quarter, $24 billion of Wachovia’s higher-cost certificates of deposit matured and were replaced by $14 billion in checking, savings or lower-cost CDs. “We continue to see strong core deposit growth across all customer segments as we gain new customers, deepen our market penetration and expand relationships with existing customers,” said Atkins.
Noninterest Income
Noninterest income of $10.7 billion increased 46 percent (annualized) from $9.6 billion in first quarter 2009 and included:
•	Mortgage banking income of $3.0 billion, including:
–	$2.2 billion in revenue from mortgage loan originations/sales activities on $129 billion of originations, including net write-downs of the mortgage warehouse for spread and other liquidity-related valuation adjustments

–	Mortgage applications of $194 billion, one of the Company’s highest quarters, with an unclosed application pipeline of $90 billion at quarter end

–	$1.0 billion mortgage servicing rights (MSRs) mark-to-market gains, net of hedge results, reflecting a $2.3 billion increase in the fair value of the MSRs offset by a $1.3 billion economic hedge loss in the quarter, with the net difference largely due to hedge carry income reflecting low short-term rates, which are likely to continue; MSRs as a percent of loans serviced of 0.91 percent
•	Trust and investment fees of $2.4 billion, up 36 percent (annualized) linked quarter primarily reflecting equity and bond origination fees and higher brokerage commissions as the Company builds its retail securities brokerage business; Client assets in Wealth, Brokerage and Retirement up 8 percent linked quarter
•	Card and other fees of $1.9 billion, up 30 percent (annualized) linked quarter reflecting seasonally higher purchase volumes and higher customer penetration rates

•	Service charges on deposit accounts of $1.4 billion, up 16 percent (annualized) linked quarter driven by continued strong checking account growth

•	Trading revenue of $749 million, with approximately two-thirds related to customer transactions

•	Net losses on debt and equity securities totaling $38 million, including $463 million of OTTI write-downs. Net losses on debt securities of $78 million included OTTI of $308 million net of realized gains of $230 million. Net gains on equity securities totaled $40 million after $155 million of OTTI write-downs.
At June 30, 2009, the Company had net unrealized losses on securities available for sale reflected in equity of only $400 million, down from losses of $4.7 billion at March 31, 2009. “The net unrealized losses were virtually eliminated as credit spreads narrowed during the quarter and as unrealized gains emerged on new mortgage-backed securities (MBS) purchased during the quarter at the peak in MBS yields,” said Atkins.
Noninterest Expense
Noninterest expense was $12.7 billion compared with $11.8 billion in first quarter. The increase was due to the FDIC special assessment of $565 million and higher variable compensation in mortgage, brokerage, and investment banking related to increased customer sales. Noninterest expense also included $244 million of merger-related costs. “We continued to hire new sales professionals in the quarter in our regional bank and retail securities brokerage business while improving sales force productivity,” said Atkins. “In addition, we opened 12 banking stores during the quarter. Even though we continue to invest appropriately in our business for long-term revenue growth, expenses were relatively flat overall reflecting the benefit of the consolidation of the two companies, and ongoing expense management initiatives.” Including the FDIC special assessment and merger costs, which together represented 6 percent of total noninterest expense during the quarter, the efficiency ratio was 56.4 percent, flat from first quarter’s 56.2 percent.
Capital
The Company continued to build capital in the second quarter. As a percentage of total risk-weighted assets, Tier 1 capital, tangible common equity, and Tier 1 common equity increased to 9.80 percent, 5.24 percent, and 4.49 percent, respectively, at June 30, 2009, up from 8.30 percent, 3.84 percent, and 3.12 percent, respectively, at March 31, 2009. “As we previously stated, the Federal Reserve asked us to generate a $13.7 billion regulatory capital buffer by November 9, 2009, based on what we believed were their extremely conservative revenue assumptions in the adverse case scenario,” said Atkins. “At June 30, 2009, with over a quarter to go before the SCAP plan is completed, we have exceeded this requirement by

$500 million. We accomplished this through an $8.6 billion equity raise, and internally generated capital including $2.4 billion of pre-provision net revenue (pre-tax pre-provision profit plus certain SCAP adjustments) in excess of the Federal Reserve’s estimate, $2.7 billion realization of deferred tax assets and $500 million of other internally generated sources of capital, including core deposit intangible amortization. We expect to realize additional internally generated SCAP-qualifying capital in the third quarter which will add to the amount already generated in the second quarter. Our actual pre-provision net revenue for the first two quarters of 2009 was above our own SCAP projection and surpassed the Federal Reserve’s projection by $4.2 billion, or 27 percent.” See footnote (4) on page 18 and the table on page 26 for more information.
Credit Quality2
“Credit losses rose in the second quarter, as expected, due to the weak economy and higher unemployment in the quarter,” said Chief Credit Officer Mike Loughlin. “We expect credit losses and nonperforming assets to increase, although we’re beginning to see some moderation in the rate of growth of losses in a number of consumer portfolios, as evidenced by some stabilization in early stage delinquencies, largely the result of actions we’ve taken over the last two years to reduce risk.”
Net Loan Charge-Offs

	Quarter ended				Quarter ended
	June 30, 2009				March 31, 2009
				As a		As a
				% of		% of
				average	Net loan	average
				loans	charge-	loans
	Net loan charge-offs			(annualized)	offs	(annualized)
	Legacy
	Wells
($ in millions)	Fargo	Wachovia	Consolidated		Consolidated

Commercial and commercial real estate:
Commercial	$605	$99	$704	1.51%	$556	1.15%
Other real estate mortgage	86	60	146	0.56	21	0.08
Real estate construction	190	42	232	2.76	103	1.21
Lease financing	16	45	61	1.68	17	0.43

Total commercial and commercial real estate	897	246	1,143	1.35	697	0.80

Consumer:
Real estate 1-4 family first mortgage	410	348	758	1.26	391	0.65
Real estate 1-4 family junior lien mortgage	991	180	1,171	4.33	847	3.12
Credit card	605	59	664	11.59	582	10.13
Other revolving credit and installment	456	148	604	2.66	696	3.05

Total consumer	2,462	735	3,197	2.77	2,516	2.16

Foreign	43	3	46	0.61	45	0.56

Total	$3,402	$984	$4,386	2.11	$3,258	1.54

2 See explanation on page 39 of the accounting for credit-impaired loans acquired from Wachovia accounted for under SOP 03-3, and the impact on selected financial ratios.

Second quarter net charge-offs were $4.4 billion, or 2.11 percent of average loans, compared with first quarter net charge-offs of $3.3 billion, or 1.54 percent of average loans. Legacy Wells Fargo net charge-offs were $3.4 billion compared with $2.9 billion in first quarter 2009 and Wachovia net charge-offs totaled $984 million compared with $371 million in first quarter 2009. “As a result of our merger, the Wachovia loans with the highest expected loss content were classified as impaired and the expected life of loan loss content was reflected in purchase accounting write-downs at December 31, 2008,” said Loughlin. “The remaining non-impaired portfolio, by definition, should have lower loss content. The losses in the non-impaired portfolio increased in the quarter as anticipated given the effects of purchase accounting and portfolio deterioration. We expect the non-impaired portfolios to perform significantly better than the impaired portfolios that have already been written down through purchase accounting.
“We continue to take actions to reduce risk in the portfolio and invest in loss mitigation activities. We took significant write-downs in the Wachovia portfolio in purchase accounting; we have exited several higher risk non-strategic businesses and are liquidating these portfolios, such as Pick-a-Pay, legacy Wells Fargo indirect auto and the broker-originated home equity portfolios. We continue to monitor credit standards to improve the credit quality of new loans, all in an effort to reduce the risk in the portfolio while continuing to originate appropriately priced new business for our customers. Even with the challenges that remain, our teams are effectively working together to manage the risk, and the Wells Fargo credit culture is being implemented across the combined company.”
Commercial and commercial real estate net charge-offs totaled $1.1 billion, including $897 million from legacy Wells Fargo and $246 million from Wachovia, a combined increase of $446 million linked quarter. “As expected, the challenging economy affected the commercial portfolios, and more specifically those portfolios tied to the residential real estate industry,” said Loughlin. “We believe that our disciplined underwriting, the write-downs previously recognized through purchase accounting and our diligent work with challenged borrowers will contain the growth in losses going forward.”
Net charge-offs in the 1-4 family first mortgage portfolio totaled $758 million, including $410 million from legacy Wells Fargo and $348 million from Wachovia, a combined increase of $367 million linked quarter. “The loss levels in our 1-4 family first mortgage portfolio increased as expected, in part due to increased loan modifications and the lifting of the foreclosure moratorium,” said Loughlin. “While we are seeing some encouraging signs of home sales in California, housing prices need to stabilize broadly before credit results in the mortgage portfolio will improve.” Credit card charge-offs increased $82 million linked quarter to $664 million. “While late stage delinquencies and loss rates continue to be challenged by the high levels of unemployment and bankruptcies, we are beginning to see some stabilization in early stage delinquency in the unsecured consumer loan portfolios. Losses in the auto portfolio fell modestly in the quarter as we’ve worked through some of the poorer performing vintages and used car pricing has improved.”

Net charge-offs in the real estate 1-4 family junior lien portfolio totaled $1.2 billion, including $991 million from legacy Wells Fargo and $180 million from Wachovia, a combined increase of $324 million from first quarter 2009. “The rate of decline in home values appears to be moderating in a number of markets,” said Loughlin. “While the loss amounts are directly correlated to these property values, other events affecting the consumer, such as unemployment, drive the loss frequency. Many of our home equity losses involve customers who are having problems with their first mortgage due to unemployment or over-indebtedness. Additionally, as more customers seek to modify their first mortgages, there may be an adverse effect on the credit performance of junior lien holders behind these modifications.” More information about the Home Equity portfolio is available on page 40.
Nonaccrual Loans and Other Nonperforming Assets

	June 30, 2009						March 31, 2009
	Legacy	As a %		As a %		As a %		As a %
	Wells	of total		of total		of total		of total
($ in millions)	Fargo	loans	Wachovia	loans	Consolidated	loans	Consolidated	loans

Commercial and commercial real estate:
Commercial	$2,100	2.14%	$810	0.97%	$2,910	1.60%	$1,696	0.88%
Other real estate mortgage	1,057	2.12	1,286	2.39	2,343	2.26	1,324	1.26
Real estate construction	1,991	10.72	219	1.49	2,210	6.65	1,371	4.04
Lease financing	112	1.51	18	0.25	130	0.89	114	0.77

Total commercial and commercial real estate	5,260	3.02	2,333	1.46	7,593	2.28	4,505	1.30
Consumer:
Real estate 1-4 family first mortgage	3,975	4.93	2,025	1.29	6,000	2.53	4,218	1.74
Real estate 1-4 family junior lien mortgage	1,415	1.95	237	0.69	1,652	1.54	1,418	1.29
Other revolving credit and installment	297	0.64	30	0.07	327	0.36	300	0.33

Total consumer	5,687	2.59	2,292	0.96	7,979	1.74	5,936	1.27
Foreign	67	1.19	159	0.65	226	0.75	75	0.24

Total nonaccrual loans	11,014	2.76	4,784	1.13	15,798	1.92	10,516	1.25

Foreclosed assets:
GNMA loans	932		—		932		768
All other	809		783		1,592		1,294

Total foreclosed assets	1,741		783		2,524		2,062

Real estate and other nonaccrual investments	20		—		20		34

Total nonaccrual loans and other nonperforming assets	$12,775	3.20	$5,567	1.32	$18,342	2.23	$12,612	1.50

Total nonperforming assets were $18.3 billion (2.23 percent of total loans) at June 30, 2009, and included $15.8 billion of nonaccrual loans and $2.5 billion of foreclosed assets (repossessed real estate and vehicles). Nonaccrual loans increased $5.3 billion from March 31, 2009, with increases in both the commercial and consumer portfolios.
“The increase in nonaccrual loans was attributable to four factors,” said Loughlin. “First, about 60 percent of the increase came from Wachovia’s non-impaired loan portfolios. This increase was expected and is primarily the natural result of experiencing new inflows to nonaccruals after having virtually eliminated

Wachovia’s nonaccruals at the end of the year through purchase accounting write-downs. Going forward the increase in nonaccrual loans attributable to this effect will be much less significant. Second, the economics to liquidate assets in this market remain challenging and may cause us to temporarily hold onto assets longer. Third, we’ve increased the number of loan modifications and other strategies to keep our customers in their homes. These newly modified loans may remain in nonperforming assets until they demonstrate performance. And finally, we have seen some deterioration in certain portfolios, particularly commercial real estate, as some borrowers are distressed. Not all nonaccrual loans turn into future credit losses. The vast majority are secured by residential or commercial real estate, and some write-downs may already have occurred as loans migrated through delinquency buckets. We firmly believe our approach to managing nonaccruals to minimize loss over time is sound, although the result will be continued high levels of nonaccruals until economic conditions improve — a dynamic factored into our reserving methodology.”
Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA and Similar Loans)
Includes Wells Fargo and Wachovia

	June 30,	March 31,
(in millions)	2009	2009

Commercial and commercial real estate:
Commercial	$415	$417
Other real estate mortgage	702	355
Real estate construction	860	624

Total commercial and commercial real estate	1,977	1,396

Consumer:
Real estate 1-4 family first mortgage	1,497	1,361
Real estate 1-4 family junior lien mortgage	660	598
Credit card	680	738
Other revolving credit and installment	1,160	1,105

Total consumer	3,997	3,802

Foreign	32	29

Total loans	$6,006	$5,227

*The table above does not include loans acquired from Wachovia accounted for under SOP 03-3 that were contractually 90 days past due and still accruing. These loans have a related nonaccretable difference that will absorb future losses, therefore charge-offs on these loans are not expected to reduce income in future periods to the extent that actual future loan performance is consistent with original estimates.
Loans 90 days or more past due and still accruing totaled $16.7 billion at June 30, 2009, and $14.7 billion at March 31, 2009. For the same periods, the totals included $10.7 billion and $9.5 billion, respectively, in advances pursuant to the Company’s servicing agreement to GNMA mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

Allowance for Credit Losses
(Includes Wells Fargo and, beginning December 31, 2008, Wachovia)
The allowance for credit losses, including the reserve for unfunded commitments, totaled $23.5 billion at June 30, 2009, compared with $22.8 billion at March 31, 2009. Second quarter 2009 results included a credit reserve build of $700 million, primarily for higher losses in several consumer credit portfolios, increased levels of residential real estate modifications classified as troubled debt restructurings and expected deterioration in the wholesale portfolios and commercial non-SOP 03-3 impaired loans. The allowance coverage to total loans increased to 2.86 percent compared with 2.71 percent at March 31, 2009, and covered expected consumer losses for approximately the next 12 months and inherent commercial and commercial real estate loan losses expected to emerge over approximately the next 24 months. “We believe the allowance was adequate for losses inherent in the loan portfolio at June 30, 2009, including both performing and nonperforming loans,” said Loughlin.
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	June 30,	Mar. 31,
(in millions)	2009	2009

Community Banking	$2,008	$1,839
Wholesale Banking	1,067	1,180
Wealth, Brokerage and Retirement Services	363	259
More financial information about the business segments is on pages 34 and 35.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,
(in millions)	2009	2009
Total revenue	$14,807	$13,953
Provision for credit losses	4,264	4,004
Noninterest expense	7,665	7,158
Segment net income	2,008	1,839

(in billions)
Average loans	540.7	552.8
Average assets	799.2	797.9
Average core deposits	543.9	538.0
Community Banking reported net income of $2.0 billion in second quarter 2009, up $169 million, or 9 percent, from first quarter. Revenue increased $854 million, or 6 percent, driven by an increase in net interest margin and strong regional banking and mortgage banking fee income. Noninterest income increased $567 million, or 10 percent, from prior quarter driven by continued strength in mortgage banking and strong growth in deposit service charges and card fees. Noninterest expense increased $507 million, or 7 percent, due primarily to FDIC and other deposit assessments. The provision for credit losses increased $260 million, and included a $479 million credit reserve build compared with a $1 billion credit reserve build in the prior quarter.
Regional Banking Highlights for Legacy Wells Fargo
•	Core product solutions (sales) of 6.38 million, up 14 percent from prior year on a comparable basis

•	Core sales per platform banker FTE (active, full-time equivalent) of 5.64 per day, up from 5.18 in prior year on a comparable basis

•	Record retail bank household cross-sell of Wells Fargo products of 5.84 products per household; 25 percent of retail bank households had 8 or more products, our long-term goal

•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 19 percent from prior year, purchased by 76 percent of new checking account customers

•	Customer loyalty scores up 4 percent, and welcoming and wait time scores up 7 percent from prior year (based on customers conducting transactions with tellers)

•	Business Banking
o	Store-based business solutions up 16 percent from prior year

o	Business Banking household cross-sell of 3.69 products per household

o	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 28 percent from prior year, purchased by 55 percent of new business checking account customers

Regional Banking Highlights for Wachovia
•	Retail bank household cross-sell of Wachovia products of 4.55 products per household

•	Record customer experience scores, maintained already very high levels
Combined Regional Banking
•	Consumer checking accounts up a net 5.5 percent from prior year

•	Business checking accounts up a net 3.9 percent from prior year

•	Opened 12 banking stores and converted 31 retail stores from Century Bancshares for retail network total of 6,668

•	12,353 ATMs across our network, including 2,681 Envelope-FreeSM webATM machines

•	#1 national SBA lender in both units and dollar volume (combined with Wachovia) through June 30 (the first nine months of the government’s fiscal year)
Online Banking
•	15.9 million active online customers, including Wachovia

•	3.8 million active Bill Pay customers, including Wachovia

•	Brookings Institution ranked Wells Fargo as #1 web site out of 68 leading U.S. corporations for technology innovation
Home Mortgage
•	Mortgage applications of $194 billion, up from $190 billion in prior quarter

•	Mortgage application pipeline of $90 billion at quarter end, down from $100 billion at March 31, 2009

•	Home Mortgage originations of $129 billion, up from $101 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.7 trillion, up from $1.6 trillion at March 31, 2009
Wells Fargo Financial
•	Average loans of $62.5 billion compared with $65 billion in prior quarter

•	Debt consolidation loans of $24.3 billion compared with $25 billion in prior quarter

Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $10 million and financial institutions globally. Products include middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, correspondent banking, trade services, specialized lending, equipment finance, corporate trust, investment banking, capital markets and asset management.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,
(in millions)	2009	2009
Total revenue	$5,238	$4,907
Provision for credit losses	738	545
Noninterest expense	2,807	2,531
Segment net income	1,067	1,180

(in billions)
Average loans	263.5	271.9
Average assets	381.7	403.8
Average core deposits	138.1	138.5
Wholesale Banking reported net income of $1.07 billion in second quarter 2009, compared with $1.18 billion in first quarter 2009. Revenue increased $331 million, primarily due to strong results in investment banking and capital markets. Noninterest expense increased $276 million, primarily due to higher FDIC assessments. The provision for credit losses was $738 million, an increase of $193 million from first quarter 2009, and included $576 million from net charge-offs and $162 million of additional provision recorded to build reserves for the wholesale portfolio.
•	Customer-focused investment banking revenue up 29 percent from prior quarter driven by strength in high-grade and high-yield debt and equity issuances and M&A advisory services

•	Consistently strong trading results continued across all customer-centric capital markets businesses, including fixed income, equities and interest rate activities

•	Asset-based lending revenue up 13 percent from prior quarter due to large volume of lead positions and competitive re-pricing

•	Commercial Real Estate Group continued to originate high-quality commercial real estate loans at improved spreads and terms, with spreads on new commitments up 19 percent linked quarter

•	Through first half of 2009, customers deposited more than $1 trillion through Check 21 solutions, including the award-winning Desktop Deposit® service

•	Active Commercial Electronic Office® portal users up 19 percent from prior year, and customers continued to initiate and receive more payments electronically than through checks

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,
(in millions)	2009	2009
Total revenue	$2,986	$2,639
Provision for credit losses	115	25
Noninterest expense	2,289	2,219
Segment net income	363	259

(in billions)
Average loans	45.9	46.7
Average assets	110.2	104.0
Average core deposits	113.5	102.6
Wealth, Brokerage and Retirement reported net income of $363 million, up 40 percent linked quarter. Second quarter earnings were driven by increased brokerage transaction activity, improved market valuations, strong deposit growth and securities gains.
Retail Brokerage
•	Client assets increased 8 percent to $986 billion from prior quarter

•	Managed account assets increased $22 billion, or 16 percent, from prior quarter, including net inflows of $10 billion

•	Continued strong broker recruiting — financial advisors hired this year are 60 percent more productive than those who have left the firm

•	Brokerage average sweep deposits up 6 percent from prior quarter

•	Wachovia Securities rebranded as Wells Fargo Advisors
Wealth Management
•	Average deposits up 19 percent from prior quarter, led by continued growth in the Unlimited NOW account product

•	Private banking revenue up 20 percent from prior quarter on strong deposit growth
Retirement
•	Retirement plan assets of $250 billion, up $27 billion, or 12 percent, from prior quarter

•	IRA assets of $212 billion, up $20 billion, or 10 percent, from prior quarter

Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through July 25, 2009. Dial 866-416-0522 (domestic) or 706-902-3479 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings.
Cautionary Statement About Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will” or similar expressions. Forward-looking statements in this news release include, among others, the following statements: we expect to internally generate additional SCAP-qualifying capital in the third quarter; in November, Colorado will become our first community-banking state to convert Wachovia’s financial centers to Wells Fargo’s systems, brand and processes-a conversion process that will continue throughout next year and into 2011; we intend to pay back the government’s investment in Wells Fargo on behalf of U.S. taxpayers in a shareholder-friendly way; short-term rates, for purposes of hedge carry income, will likely continue to be low; we expect credit losses and nonperforming assets to increase; the Wachovia non-impaired portfolio should have lower loss content; we expect Wachovia’s non-impaired portfolios to perform significantly better than the impaired portfolios that have already been written down through purchase accounting; we believe that our disciplined underwriting, the write-downs previously recognized through purchase accounting and our diligent work with challenged borrowers will reduce losses going forward; housing prices need to stabilize broadly before credit results in the mortgage portfolio will improve; we expect going forward the increase in nonaccrual loans attributable to this effect will be much less significant; our loan modifications and other strategies to keep our customers in their homes will result in continued future growth in nonperforming assets until economic conditions improve; there will be continued high levels of nonaccruals until economic conditions improve; and we believe the allowance was adequate for losses inherent in the loan portfolio at June 30, 2009, including both performing and nonperforming loans.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current economic and market conditions; our capital requirements and ability to raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; legislative proposals to allow mortgage cram-downs in bankruptcy or force other loan modifications; our ability to successfully integrate the Wachovia merger and realize the expected cost savings and other benefits; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; the adequacy of our allowance for credit losses; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgages loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations, the loss of checking and saving account deposits to other investments such as the stock market, and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not stabilize or improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. There is no assurance that we will meet the SCAP capital requirement on the November 9, 2009 deadline established by the Federal Reserve Board. Although we exceeded the requirement at June 30, 2009, our common equity capital could fall between now and the deadline, causing us not to meet the requirement. Failure to meet the requirement could result in the issuance of equity securities or the conversion of preferred securities into common stock, resulting in substantial dilution to existing stockholders. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Annual Report on Form 10-K for the year ended December 31, 2008, including the discussions under “Risk Factors” in each of those reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company is a diversified financial services company with $1.3 trillion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 10,000 stores, over 12,000 ATMs and the internet (wellsfargo.com) across North America and internationally.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA(1)(2)

	Quarter ended June 30,		Six months ended June 30,
($ in millions, except per share amounts)	2009	2008	2009	2008

For the Period
Wells Fargo net income	$3,172	1,753	6,217	3,752
Wells Fargo net income applicable to common stock	2,575	1,753	4,959	3,752
Diluted earnings per common share	0.57	0.53	1.13	1.13
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.00%	1.19	0.98	1.29
Net income to average assets	1.02	1.20	1.00	1.30
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.70	14.58	14.07	15.71
Net income to average total equity	11.56	14.62	11.76	15.77
Efficiency ratio (3)	56.4	51.0	56.3	51.2
Total revenue	$22,507	11,460	43,524	22,023
Pre-tax pre-provision profit (PTPP) (4)	9,810	5,615	19,009	10,736
Dividends declared per common share	0.05	0.31	0.39	0.62
Average common shares outstanding	4,483.1	3,309.8	4,365.9	3,306.1
Diluted average common shares outstanding	4,501.6	3,321.4	4,375.1	3,319.6
Average loans	$833,945	391,545	844,708	387,732
Average assets	1,274,926	594,749	1,282,280	584,871
Average core deposits (5)	765,697	318,377	759,845	317,827
Average retail core deposits (6)	596,648	230,365	593,592	229,315
Net interest margin	4.30%	4.92	4.23	4.81
At Period End
Securities available for sale	$206,795	91,331	206,795	91,331
Loans	821,614	399,237	821,614	399,237
Allowance for loan losses	23,035	7,375	23,035	7,375
Goodwill	24,619	13,191	24,619	13,191
Assets	1,284,176	609,074	1,284,176	609,074
Core deposits (5)	761,122	310,410	761,122	310,410
Wells Fargo stockholders’ equity	114,623	47,964	114,623	47,964
Total equity	121,382	48,265	121,382	48,265
Capital ratios:
Wells Fargo common stockholders’ equity to assets	6.51%	7.87	6.51	7.87
Total equity to assets	9.45	7.92	9.45	7.92
Average Wells Fargo common stockholders’ equity to average assets	5.92	8.13	5.54	8.21
Average total equity to average assets	8.85	8.18	8.48	8.26
Risk-based capital (7)
Tier 1 capital	9.80	8.24	9.80	8.24
Total capital	13.84	11.23	13.84	11.23
Tier 1 leverage (7)	8.32	7.35	8.32	7.35
Book value per common share	17.91	14.48	17.91	14.48
Team members (active, full-time equivalent)	269,900	160,500	269,900	160,500
Common stock price:
High	$28.45	32.40	30.47	34.56
Low	13.65	23.46	7.80	23.46
Period end	24.26	23.75	24.26	23.75

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.

(2)	On January 1, 2009, we adopted Statement of Financial Accounting Standards (FAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 , on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. FAS 160 requires that noncontrolling interests be reported as a component of total equity.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Federal banking regulators used a similar measure, pre-provision net revenue, in connection with the Supervisory Capital Assessment Program (SCAP) “stress test” to assess the capital adequacy of certain financial institutions. Under the SCAP guidelines, pre-provision net revenue is PTPP adjusted for certain items.

(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(7)	The June 30, 2009, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA (1) (2)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
($ in millions, except per share amounts)	2009	2009	2008	2008	2008

For the Quarter
Wells Fargo net income (loss)	$3,172	3,045	(2,734)	1,637	1,753
Wells Fargo net income (loss) applicable to common stock	2,575	2,384	(3,020)	1,637	1,753
Diluted earnings (loss) per common share	0.57	0.56	(0.84)	0.49	0.53
Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	1.00%	0.96	(1.72)	1.06	1.19
Net income (loss) to average assets	1.02	0.97	(1.72)	1.07	1.20
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.70	14.49	(22.32)	13.63	14.58
Net income (loss) to average total equity	11.56	11.97	(15.53)	13.66	14.62
Efficiency ratio (3)	56.4	56.2	61.3	53.0	51.0
Total revenue	$22,507	21,017	9,477	10,377	11,460
Pre-tax pre-provision profit (PTPP) (4)	9,810	9,199	3,667	4,876	5,615
Dividends declared per common share	0.05	0.34	0.34	0.34	0.31
Average common shares outstanding	4,483.1	4,247.4	3,582.4	3,316.4	3,309.8
Diluted average common shares outstanding	4,501.6	4,249.3	3,593.6	3,331.0	3,321.4
Average loans	$833,945	855,591	413,940	404,203	391,545
Average assets	1,274,926	1,289,716	633,223	614,194	594,749
Average core deposits (5)	765,697	753,928	344,957	320,074	318,377
Average retail core deposits (6)	596,648	590,502	243,464	234,140	230,365
Net interest margin	4.30%	4.16	4.90	4.79	4.92
At Quarter End
Securities available for sale	$206,795	178,468	151,569	86,882	91,331
Loans	821,614	843,579	864,830	411,049	399,237
Allowance for loan losses	23,035	22,281	21,013	7,865	7,375
Goodwill	24,619	23,825	22,627	13,520	13,191
Assets	1,284,176	1,285,891	1,309,639	622,361	609,074
Core deposits (5)	761,122	756,183	745,432	334,076	310,410
Wells Fargo stockholders’ equity	114,623	100,295	99,084	46,957	47,964
Total equity	121,382	107,057	102,316	47,259	48,265
Capital ratios:
Wells Fargo common stockholders’ equity to assets	6.51%	5.40	5.21	7.54	7.87
Total equity to assets	9.45	8.33	7.81	7.59	7.92
Average Wells Fargo common stockholders’ equity to average assets	5.92	5.17	8.50	7.78	8.13
Average total equity to average assets	8.85	8.11	11.09	7.83	8.18
Risk-based capital (7)
Tier 1 capital	9.80	8.30	7.84	8.59	8.24
Total capital	13.84	12.30	11.83	11.51	11.23
Tier 1 leverage (7)	8.32	7.09	14.52	7.54	7.35
Book value per common share	17.91	16.28	16.15	14.14	14.48
Team members (active, full-time equivalent)	269,900	272,800	270,800	159,000	160,500
Common stock price:
High	$28.45	30.47	38.95	44.68	32.40
Low	13.65	7.80	19.89	20.46	23.46
Period end	24.26	14.24	29.48	37.53	23.75

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.

(2)	On January 1, 2009, we adopted Statement of Financial Accounting Standards (FAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. FAS 160 requires that noncontrolling interests be reported as a component of total equity.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Federal banking regulators used a similar measure, pre-provision net revenue, in connection with the Supervisory Capital Assessment Program (SCAP) “stress test” to assess the capital adequacy of certain financial institutions. Under the SCAP guidelines, pre-provision net revenue is PTPP adjusted for certain items.

(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(7)	The June 30, 2009, ratios are preliminary. Because the Wachovia acquisition was completed on December 31, 2008, the Tier 1 leverage ratio at December 31, 2008, which considers period-end Tier 1 capital and quarterly average assets in the computation of the ratio, does not reflect average assets of Wachovia for 2008.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		Six months ended June 30,
(in millions, except per share amounts)	2009	2008	2009	2008

Interest income
Trading assets	$206	38	472	85
Securities available for sale	2,887	1,224	5,596	2,356
Mortgages held for sale	545	423	960	817
Loans held for sale	50	10	117	22
Loans	10,532	6,806	21,297	14,018
Other interest income	81	46	172	98

Total interest income	14,301	8,547	28,614	17,396

Interest expense
Deposits	957	1,063	1,956	2,657
Short-term borrowings	55	357	178	782
Long-term debt	1,485	849	3,264	1,919
Other interest expense	40	—	76	—

Total interest expense	2,537	2,269	5,474	5,358

Net interest income	11,764	6,278	23,140	12,038
Provision for credit losses	5,086	3,012	9,644	5,040

Net interest income after provision for credit losses	6,678	3,266	13,496	6,998

Noninterest income
Service charges on deposit accounts	1,448	800	2,842	1,548
Trust and investment fees	2,413	762	4,628	1,525
Card fees	923	588	1,776	1,146
Other fees	963	511	1,864	1,010
Mortgage banking	3,046	1,197	5,550	1,828
Insurance	595	550	1,176	1,054
Net gains (losses) on debt securities available for sale (includes impairment losses of $308 and $577, consisting of $972 and $1,575 of total other-than-temporary impairment losses, net of $664 and $998 recognized in other comprehensive income, for the quarter and six months ended June 30, 2009, respectively)	(78)	(91)	(197)	232
Net gains (losses) from equity investments	40	47	(117)	360
Other	1,393	818	2,862	1,282

Total noninterest income	10,743	5,182	20,384	9,985

Noninterest expense
Salaries	3,438	2,030	6,824	4,014
Commission and incentive compensation	2,060	806	3,884	1,450
Employee benefits	1,227	593	2,511	1,180
Equipment	575	305	1,262	653
Net occupancy	783	400	1,579	799
Core deposit and other intangibles	646	46	1,293	92
FDIC and other deposit assessments	981	18	1,319	26
Other	2,987	1,647	5,843	3,073

Total noninterest expense	12,697	5,845	24,515	11,287

Income before income tax expense	4,724	2,603	9,365	5,696
Income tax expense	1,475	834	3,027	1,908

Net income before noncontrolling interests	3,249	1,769	6,338	3,788
Less: Net income from noncontrolling interests	77	16	121	36

Wells Fargo net income	$3,172	1,753	6,217	3,752

Wells Fargo net income applicable to common stock	$2,575	1,753	4,959	3,752

Per share information
Earnings per common share	$0.58	0.53	1.14	1.13
Diluted earnings per common share	0.57	0.53	1.13	1.13
Dividends declared per common share	0.05	0.31	0.39	0.62

Average common shares outstanding	4,483.1	3,309.8	4,365.9	3,306.1
Diluted average common shares outstanding	4,501.6	3,321.4	4,375.1	3,319.6

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share amounts)	2009	2009	2008	2008	2008

Interest income
Trading assets	$206	266	51	41	38
Securities available for sale	2,887	2,709	1,534	1,397	1,224
Mortgages held for sale	545	415	362	394	423
Loans held for sale	50	67	14	12	10
Loans	10,532	10,765	6,726	6,888	6,806
Other interest income	81	91	41	42	46

Total interest income	14,301	14,313	8,728	8,774	8,547

Interest expense
Deposits	957	999	845	1,019	1,063
Short-term borrowings	55	123	204	492	357
Long-term debt	1,485	1,779	955	882	849
Other interest expense	40	36	—	—	—

Total interest expense	2,537	2,937	2,004	2,393	2,269

Net interest income	11,764	11,376	6,724	6,381	6,278
Provision for credit losses	5,086	4,558	8,444	2,495	3,012

Net interest income after provision for credit losses	6,678	6,818	(1,720)	3,886	3,266

Noninterest income
Service charges on deposit accounts	1,448	1,394	803	839	800
Trust and investment fees	2,413	2,215	661	738	762
Card fees	923	853	589	601	588
Other fees	963	901	535	552	511
Mortgage banking	3,046	2,504	(195)	892	1,197
Insurance	595	581	337	439	550
Net gains (losses) on debt securities available for sale	(78)	(119)	721	84	(91)
Net gains (losses) from equity investments	40	(157)	(608)	(509)	47
Other	1,393	1,469	(90)	360	818

Total noninterest income	10,743	9,641	2,753	3,996	5,182

Noninterest expense
Salaries	3,438	3,386	2,168	2,078	2,030
Commission and incentive compensation	2,060	1,824	671	555	806
Employee benefits	1,227	1,284	338	486	593
Equipment	575	687	402	302	305
Net occupancy	783	796	418	402	400
Core deposit and other intangibles	646	647	47	47	46
FDIC and other deposit assessments	981	338	57	37	18
Other	2,987	2,856	1,709	1,594	1,647

Total noninterest expense	12,697	11,818	5,810	5,501	5,845

Income (loss) before income tax expense (benefit)	4,724	4,641	(4,777)	2,381	2,603
Income tax expense (benefit)	1,475	1,552	(2,036)	730	834

Net income (loss) before noncontrolling interests	3,249	3,089	(2,741)	1,651	1,769
Less: Net income (loss) from noncontrolling interests	77	44	(7)	14	16

Wells Fargo net income (loss)	$3,172	3,045	(2,734)	1,637	1,753

Wells Fargo net income (loss) applicable to common stock	$2,575	2,384	(3,020)	1,637	1,753

Per share information
Earnings (loss) per common share	$0.58	0.56	(0.84)	0.49	0.53
Diluted earnings (loss) per common share	0.57	0.56	(0.84)	0.49	0.53
Dividends declared per common share	0.05	0.34	0.34	0.34	0.31

Average common shares outstanding	4,483.1	4,247.4	3,582.4	3,316.4	3,309.8
Diluted average common shares outstanding	4,501.6	4,249.3	3,593.6	3,331.0	3,321.4

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	Dec. 31,
(in millions, except shares)	2009	2008

Assets
Cash and due from banks	$20,632	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	15,976	49,433
Trading assets	40,110	54,884
Securities available for sale	206,795	151,569
Mortgages held for sale (includes $40,190 and $18,754 carried at fair value)	41,991	20,088
Loans held for sale (includes $141 and $398 carried at fair value)	5,413	6,228

Loans	821,614	864,830
Allowance for loan losses	(23,035)	(21,013)

Net loans	798,579	843,817

Mortgage servicing rights:
Measured at fair value (residential MSRs)	15,690	14,714
Amortized	1,205	1,446
Premises and equipment, net	11,151	11,269
Goodwill	24,619	22,627
Other assets	102,015	109,801

Total assets	$1,284,176	1,309,639

Liabilities
Noninterest-bearing deposits	$173,149	150,837
Interest-bearing deposits	640,586	630,565

Total deposits	813,735	781,402
Short-term borrowings	55,483	108,074
Accrued expenses and other liabilities	64,160	50,689
Long-term debt	229,416	267,158

Total liabilities	1,162,794	1,207,323

Equity
Wells Fargo stockholders’ equity:
Preferred stock	31,497	31,332
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 4,756,071,429 shares and 4,363,921,429 shares	7,927	7,273
Additional paid-in capital	40,270	36,026
Retained earnings	39,165	36,543
Cumulative other comprehensive loss	(590)	(6,869)
Treasury stock - 87,923,034 shares and 135,290,540 shares	(3,126)	(4,666)
Unearned ESOP shares	(520)	(555)

Total Wells Fargo stockholders’ equity	114,623	99,084
Noncontrolling interests	6,759	3,232

Total equity	121,382	102,316

Total liabilities and equity	$1,284,176	1,309,639

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Assets
Cash and due from banks	$20,632	22,186	23,763	12,861	13,610
Federal funds sold, securities purchased under resale agreements and other short-term investments	15,976	18,625	49,433	8,093	4,088
Trading assets	40,110	46,497	54,884	9,097	9,681
Securities available for sale	206,795	178,468	151,569	86,882	91,331
Mortgages held for sale	41,991	36,807	20,088	18,739	25,234
Loans held for sale	5,413	8,306	6,228	635	680

Loans	821,614	843,579	864,830	411,049	399,237
Allowance for loan losses	(23,035)	(22,281)	(21,013)	(7,865)	(7,375)

Net loans	798,579	821,298	843,817	403,184	391,862

Mortgage servicing rights:
Measured at fair value (residential MSRs)	15,690	12,391	14,714	19,184	19,333
Amortized	1,205	1,257	1,446	433	442
Premises and equipment, net	11,151	11,215	11,269	5,054	5,033
Goodwill	24,619	23,825	22,627	13,520	13,191
Other assets	102,015	105,016	109,801	44,679	34,589

Total assets	$1,284,176	1,285,891	1,309,639	622,361	609,074

Liabilities
Noninterest-bearing deposits	$173,149	166,497	150,837	89,446	85,062
Interest-bearing deposits	640,586	630,772	630,565	264,128	254,062

Total deposits	813,735	797,269	781,402	353,574	339,124
Short-term borrowings	55,483	72,084	108,074	85,187	86,139
Accrued expenses and other liabilities	64,160	58,831	50,689	28,991	31,618
Long-term debt	229,416	250,650	267,158	107,350	103,928

Total liabilities	1,162,794	1,178,834	1,207,323	575,102	560,809

Equity
Wells Fargo stockholders’ equity:
Preferred stock	31,497	31,411	31,332	625	723
Common stock	7,927	7,273	7,273	5,788	5,788
Additional paid-in capital	40,270	32,414	36,026	8,348	8,266
Retained earnings	39,165	36,949	36,543	40,853	40,534
Cumulative other comprehensive loss	(590)	(3,624)	(6,869)	(2,783)	(1,060)
Treasury stock	(3,126)	(3,593)	(4,666)	(5,207)	(5,516)
Unearned ESOP shares	(520)	(535)	(555)	(667)	(771)

Total Wells Fargo stockholders’ equity	114,623	100,295	99,084	46,957	47,964
Noncontrolling interests	6,759	6,762	3,232	302	301

Total equity	121,382	107,057	102,316	47,259	48,265

Total liabilities and equity	$1,284,176	1,285,891	1,309,639	622,361	609,074

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$20,889	24,074	9,938	3,463	3,853
Trading assets	18,464	22,203	5,004	4,838	4,915
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	2,102	2,899	1,165	1,141	1,050
Securities of U.S. states and political subdivisions	12,189	12,213	7,124	7,211	7,038
Mortgage-backed securities:
Federal agencies	92,550	76,545	51,714	50,528	40,630
Residential and commercial	41,257	38,690	18,245	21,358	22,419

Total mortgage-backed securities	133,807	115,235	69,959	71,886	63,049
Other debt securities (1)	30,901	30,080	14,217	12,622	13,600

Total debt securities available for sale (1)	178,999	160,427	92,465	92,860	84,737
Mortgages held for sale (2)	43,177	31,058	23,390	24,990	28,004
Loans held for sale (2)	7,188	7,949	1,287	677	734
Loans:
Commercial and commercial real estate:
Commercial	187,501	196,923	107,325	100,688	95,263
Other real estate mortgage	104,297	104,271	45,555	43,616	39,977
Real estate construction	33,857	34,493	19,943	19,715	19,213
Lease financing	14,750	15,810	7,397	7,250	7,087

Total commercial and commercial real estate	340,405	351,497	180,220	171,269	161,540

Consumer:
Real estate 1-4 family first mortgage	240,798	245,494	78,251	76,197	73,663
Real estate 1-4 family junior lien mortgage	108,422	110,128	75,838	75,379	75,018
Credit card	22,963	23,295	20,626	19,948	19,037
Other revolving credit and installment	90,729	92,820	52,638	54,104	54,842

Total consumer	462,912	471,737	227,353	225,628	222,560

Foreign	30,628	32,357	6,367	7,306	7,445

Total loans (2)	833,945	855,591	413,940	404,203	391,545
Other	6,079	6,140	1,690	2,126	2,033

Total earning assets	$1,108,741	1,107,442	547,714	533,157	515,821

Funding sources
Deposits:
Interest-bearing checking	$79,955	80,393	6,396	5,483	5,487
Market rate and other savings	334,067	313,445	178,301	166,710	161,760
Savings certificates	152,444	170,122	41,189	37,192	37,634
Other time deposits	21,660	25,555	8,128	7,930	5,773
Deposits in foreign offices	49,885	45,896	42,771	49,054	51,884

Total interest-bearing deposits	638,011	635,411	276,785	266,369	262,538
Short-term borrowings	59,844	76,068	60,210	83,458	66,537
Long-term debt	235,590	258,957	104,112	103,745	100,552
Other liabilities	4,604	3,778	—	—	—

Total interest-bearing liabilities	938,049	974,214	441,107	453,572	429,627
Portion of noninterest-bearing funding sources	170,692	133,228	106,607	79,585	86,194

Total funding sources	$1,108,741	1,107,442	547,714	533,157	515,821

Noninterest-earning assets
Cash and due from banks	$19,340	20,255	11,155	11,024	10,875
Goodwill	24,261	23,183	13,544	13,531	13,171
Other	122,584	138,836	60,810	56,482	54,882

Total noninterest-earning assets	$166,185	182,274	85,509	81,037	78,928

Noninterest-bearing funding sources
Deposits	$174,529	160,308	91,229	87,095	88,041
Other liabilities	49,570	50,566	30,651	25,452	28,434
Total equity	112,778	104,628	70,236	48,075	48,647
Noninterest-bearing funding sources used to fund earning assets	(170,692)	(133,228)	(106,607)	(79,585)	(86,194)

Net noninterest-bearing funding sources	$166,185	182,274	85,509	81,037	78,928

Total assets	$1,274,926	1,289,716	633,223	614,194	594,749

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY (1)

	Six months ended June 30,
(in millions)	2009	2008

Balance, beginning of period (2)	$102,316	47,914
Cumulative effect from adoption of:
EITF 06-4 and 06-10 (3)	—	(20)
FAS 158 change of measurement date (4)	—	(8)
Net income before noncontrolling interests	6,338	3,788
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	35	(6)
Investment securities (5):
Unrealized losses related to factors other than credit (2)	(628)	—
All other	6,667	(1,732)
Derivative instruments and hedging activities	(300)	(49)
Defined benefit pension plans	558	2
Common stock issued	9,308	608
Common stock repurchased	(63)	(520)
Preferred stock released to ESOP	33	248
Common stock dividends	(1,657)	(2,050)
Preferred stock dividends	(1,060)	—
Other, net	(165)	90

Balance, end of period	$121,382	48,265

(1)	On January 1, 2009, the Company adopted FAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. FAS 160 requires that noncontrolling interests be reported as a component of stockholders’ equity.

(2)	The impact on prior periods of adopting FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, was to increase the beginning balance of retained earnings and reduce the beginning balance of other comprehensive income by $85 million ($53 million after tax). The unrealized losses in Wells Fargo other comprehensive income in the first half of 2009 that related to factors other than credit, where the credit portion was recorded as other-than-temporary impairment in earnings, amounted to $998 million ($628 million after tax).

(3)	Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, and Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements.

(4)	FAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).

(5)	On March 31, 2009, we early adopted FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. This FSP addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, the FSP permits use of other inputs in estimating fair value that may include pricing models. As a result of adopting FSP FAS 157-4, we recorded in first quarter 2009 a $4.4 billion reduction ($2.8 billion after tax) to our unrealized securities losses in other comprehensive income.

Wells Fargo & Company and Subsidiaries
TANGIBLE AND TIER 1 COMMON EQUITY (1)

		Quarter ended
			June 30,		Mar. 31,
(in billions)			2009		2009

Total equity			$121.4		107.1
Less: Preferred equity			(31.0)		(30.9)
Goodwill and intangible assets (other than MSRs)		$(38.7)		(38.5)
Applicable deferred taxes		5.5		5.7

Goodwill and intangible assets, net of deferred taxes			(33.2)		(32.8)
Noncontrolling interests			(2.3)		(2.3)

Tangible common equity (1)	(A)		$54.9		41.1

Additional Tier 1 regulatory adjustments:
Noncontrolling interests with equity characteristics			$(4.5)		(4.5)
Deferred tax asset limitation			(2.0)		(4.7)
MSRs over specified limitations			(1.6)		(1.3)
Cumulative other comprehensive income			0.6		3.6
Other			(0.3)		(0.8)

Tier 1 common equity	(B)		$47.1		33.4

Total risk-weighted assets (2)	(C)		$1,048.4		1,071.5

Tangible common equity to total risk-weighted assets	(A)/(C)		5.24%		3.84

Tier 1 common equity to total risk-weighted assets	(B)/(C)		4.49		3.12

(1)	Tangible and Tier 1 common equity are non-GAAP financial measures that are used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the Supervisory Capital Assessment Program, to assess the capital position of financial services companies. Tangible common equity includes total equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, and the portion of noncontrolling interests accounted for under FAS 160 that does not have risk sharing attributes similar to common equity. The methodology of determining tangible common equity may differ among companies. Tier 1 common equity includes tangible common equity, adjusted for specified Tier 1 regulatory capital limitations covering deferred tax, MSRs, noncontrolling interests with common equity characteristics and cumulative other comprehensive income. Management reviews tangible and Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s June 30, 2009, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $875.2 billion and derivative and off-balance sheet risk-weighted assets of $173.2 billion.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Commercial and commercial real estate:
Commercial	$182,037	191,711	202,469	104,281	99,188
Other real estate mortgage	103,654	104,934	103,108	44,741	41,753
Real estate construction	33,238	33,912	34,676	19,681	19,528
Lease financing	14,555	14,792	15,829	7,271	7,160

Total commercial and commercial real estate	333,484	345,349	356,082	175,974	167,629

Consumer:
Real estate 1-4 family first mortgage	237,289	242,947	247,894	77,870	74,829
Real estate 1-4 family junior lien mortgage	107,024	109,748	110,164	75,617	75,261
Credit card	23,069	22,815	23,555	20,358	19,429
Other revolving credit and installment	90,654	91,252	93,253	54,327	54,575

Total consumer	458,036	466,762	474,866	228,172	224,094

Foreign	30,094	31,468	33,882	6,903	7,514

Total loans (net of unearned income) (1)	$821,614	843,579	864,830	411,049	399,237

(1)	Includes $55.2 billion, $58.2 billion and $58.8 billion of SOP 03-3 loans at June 30, 2009, March 31, 2009, and December 31, 2008, respectively. See table on page 39 for detail of SOP 03-3 loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009(1)	2009(1)	2008(1)	2008	2008

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$2,910	1,696	1,253	846	685
Other real estate mortgage	2,343	1,324	594	296	198
Real estate construction	2,210	1,371	989	736	563
Lease financing	130	114	92	69	59

Total commercial and commercial real estate	7,593	4,505	2,928	1,947	1,505

Consumer:
Real estate 1-4 family first mortgage (2)	6,000	4,218	2,648	1,975	1,638
Real estate 1-4 family junior lien mortgage (2)	1,652	1,418	894	780	668
Other revolving credit and installment	327	300	273	232	207

Total consumer	7,979	5,936	3,815	2,987	2,513

Foreign	226	75	57	61	55

Total nonaccrual loans	15,798	10,516	6,800	4,995	4,073
As a percentage of total loans	1.92%	1.25	0.79	1.22	1.02
Foreclosed assets:
GNMA loans (3)	$932	768	667	596	535
All other	1,592	1,294	1,526	644	595
Real estate and other nonaccrual investments (4)	20	34	16	56	24

Total nonaccrual loans and other nonperforming assets	$18,342	12,612	9,009	6,291	5,227

As a percentage of total loans	2.23%	1.50	1.04	1.53	1.31

(1)	Excludes loans acquired from Wachovia that are accounted for under SOP 03-3.

(2)	Includes nonaccrual mortgages held for sale.

(3)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(4)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2009	2008	2009	2008

Balance, beginning of period	$22,846	6,013	21,711	5,518
Provision for credit losses	5,086	3,012	9,644	5,040
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(755)	(333)	(1,351)	(592)
Other real estate mortgage	(152)	(6)	(183)	(10)
Real estate construction	(236)	(28)	(341)	(57)
Lease financing	(65)	(13)	(85)	(25)

Total commercial and commercial real estate	(1,208)	(380)	(1,960)	(684)

Consumer:
Real estate 1-4 family first mortgage	(790)	(103)	(1,214)	(184)
Real estate 1-4 family junior lien mortgage	(1,215)	(352)	(2,088)	(807)
Credit card	(712)	(369)	(1,334)	(682)
Other revolving credit and installment	(802)	(488)	(1,702)	(1,031)

Total consumer	(3,519)	(1,312)	(6,338)	(2,704)

Foreign	(56)	(58)	(110)	(126)

Total loan charge-offs	(4,783)	(1,750)	(8,408)	(3,514)

Loan recoveries:
Commercial and commercial real estate:
Commercial	51	32	91	63
Other real estate mortgage	6	2	16	3
Real estate construction	4	1	6	2
Lease financing	4	3	7	6

Total commercial and commercial real estate	65	38	120	74

Consumer:
Real estate 1-4 family first mortgage	32	7	65	13
Real estate 1-4 family junior lien mortgage	44	18	70	35
Credit card	48	40	88	78
Other revolving credit and installment	198	121	402	246

Total consumer	322	186	625	372

Foreign	10	14	19	28

Total loan recoveries	397	238	764	474

Net loan charge-offs (1)	(4,386)	(1,512)	(7,644)	(3,040)

Allowances related to business combinations/other	(16)	4	(181)	(1)

Balance, end of period	$23,530	7,517	23,530	7,517

Components:
Allowance for loan losses	$23,035	7,375	23,035	7,375
Reserve for unfunded credit commitments	495	142	495	142

Allowance for credit losses	$23,530	7,517	23,530	7,517

Net loan charge-offs (annualized) as a percentage of average total loans (2)	2.11%	1.55	1.82	1.58

(1)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. For Wachovia loans accounted for under SOP 03-3, loan losses on SOP 03-3 loans in the first half of 2009 are reported as a reduction of the nonaccretable difference rather than as charge-offs. This affects the comparability of certain ratios as described on page 39.

(2)	The allowance for loan losses and the allowance for credit losses include $49 million for the quarter ended June 30, 2009, and none for prior periods related to loans acquired from Wachovia that are accounted for under SOP 03-3. Loans acquired from Wachovia are included in total loans net of related purchase accounting write-downs. These factors affect the comparability of these ratios for the periods ended June 30, 2009, to the comparable periods in 2008 as described on page 39.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Balance, beginning of quarter	$22,846	21,711	8,027	7,517	6,013
Provision for credit losses (1)	5,086	4,558	8,444	2,495	3,012
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(755)	(596)	(756)	(305)	(333)
Other real estate mortgage	(152)	(31)	(10)	(9)	(6)
Real estate construction	(236)	(105)	(85)	(36)	(28)
Lease financing	(65)	(20)	(21)	(19)	(13)

Total commercial and commercial real estate	(1,208)	(752)	(872)	(369)	(380)

Consumer:
Real estate 1-4 family first mortgage	(790)	(424)	(210)	(146)	(103)
Real estate 1-4 family junior lien mortgage	(1,215)	(873)	(728)	(669)	(352)
Credit card	(712)	(622)	(485)	(396)	(369)
Other revolving credit and installment	(802)	(900)	(683)	(586)	(488)

Total consumer	(3,519)	(2,819)	(2,106)	(1,797)	(1,312)

Foreign	(56)	(54)	(60)	(59)	(58)

Total loan charge-offs	(4,783)	(3,625)	(3,038)	(2,225)	(1,750)

Loan recoveries:
Commercial and commercial real estate:
Commercial	51	40	24	27	32
Other real estate mortgage	6	10	1	1	2
Real estate construction	4	2	1	—	1
Lease financing	4	3	4	3	3

Total commercial and commercial real estate	65	55	30	31	38

Consumer:
Real estate 1-4 family first mortgage	32	33	17	7	7
Real estate 1-4 family junior lien mortgage	44	26	26	28	18
Credit card	48	40	34	35	40
Other revolving credit and installment	198	204	118	117	121

Total consumer	322	303	195	187	186

Foreign	10	9	9	12	14

Total loan recoveries	397	367	234	230	238

Net loan charge-offs (2)	(4,386)	(3,258)	(2,804)	(1,995)	(1,512)

Allowances related to business combinations/other	(16)	(165)	8,044	10	4

Balance, end of quarter	$23,530	22,846	21,711	8,027	7,517

Components:
Allowance for loan losses	$23,035	22,281	21,013	7,865	7,375
Reserve for unfunded credit commitments	495	565	698	162	142

Allowance for credit losses	$23,530	22,846	21,711	8,027	7,517

Net loan charge-offs (annualized) as a percentage of average total loans (2)	2.11%	1.54	2.69	1.96	1.55
Allowance for loan losses as a percentage of (3):
Total loans	2.80%	2.64	2.43	1.91	1.85
Nonaccrual loans	146	212	309	157	181
Nonaccrual loans and other nonperforming assets	126	177	233	125	141
Allowance for credit losses as a percentage of (3):
Total loans	2.86%	2.71	2.51	1.95	1.88
Nonaccrual loans	149	217	319	161	185
Nonaccrual loans and other nonperforming assets	128	181	241	128	144

(1)	Provision for credit losses for the quarter ended December 31, 2008, included $3.9 billion to conform reserve practices of Wells Fargo and Wachovia.

(2)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. For Wachovia loans accounted for under SOP 03-3, loan losses on SOP 03-3 loans in the first half of 2009, are reported as a reduction of the nonaccretable difference rather than as charge-offs. This affects the comparability of certain ratios as described on page 39.

(3)	The allowance for loan losses and the allowance for credit losses include $49 million for the quarter ended June 30, 2009, and none for prior periods related to loans acquired from Wachovia that are accounted for under SOP 03-3. Loans acquired from Wachovia are included in total loans net of related purchase accounting write-downs. These factors affect the comparability of these ratios for the quarters ended June 30, 2009, March 31, 2009, and December 31, 2008, to other periods presented as described on page 39.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2009	2008	2009	2008

Service charges on deposit accounts	$1,448	800	2,842	1,548
Trust and investment fees:
Trust, investment and IRA fees	839	566	1,561	1,125
Commissions and all other fees	1,574	196	3,067	400

Total trust and investment fees	2,413	762	4,628	1,525

Card fees	923	588	1,776	1,146
Other fees:
Cash network fees	58	47	116	95
Charges and fees on loans	440	251	873	499
All other fees	465	213	875	416

Total other fees	963	511	1,864	1,010

Mortgage banking:
Servicing income, net	753	221	1,596	494
Net gains on mortgage loan origination/sales activities	2,203	876	3,785	1,143
All other	90	100	169	191

Total mortgage banking	3,046	1,197	5,550	1,828

Insurance	595	550	1,176	1,054
Net gains from trading activities	749	516	1,536	619
Net gains (losses) on debt securities available for sale	(78)	(91)	(197)	232
Net gains (losses) from equity investments	40	47	(117)	360
Operating leases	168	120	298	263
All other	476	182	1,028	400

Total	$10,743	5,182	20,384	9,985

NONINTEREST EXPENSE

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2009	2008	2009	2008

Salaries	$3,438	2,030	6,824	4,014
Commission and incentive compensation	2,060	806	3,884	1,450
Employee benefits	1,227	593	2,511	1,180
Equipment	575	305	1,262	653
Net occupancy	783	400	1,579	799
Core deposit and other intangibles	646	46	1,293	92
FDIC and other deposit assessments	981	18	1,319	26
Outside professional services	451	212	861	383
Insurance	259	206	526	367
Postage, stationery and supplies	240	138	490	279
Outside data processing	282	122	494	231
Travel and entertainment	131	112	236	217
Foreclosed assets	187	92	435	199
Contract services	256	104	472	212
Operating leases	61	102	131	218
Advertising and promotion	111	104	236	189
Telecommunications	164	82	322	160
Operating losses (reduction in losses)	159	56	331	(17)
All other	686	317	1,309	635

Total	$12,697	5,845	24,515	11,287

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Service charges on deposit accounts	$1,448	1,394	803	839	800
Trust and investment fees:
Trust, investment and IRA fees	839	722	487	549	566
Commissions and all other fees	1,574	1,493	174	189	196

Total trust and investment fees	2,413	2,215	661	738	762

Card fees	923	853	589	601	588
Other fees:
Cash network fees	58	58	45	48	47
Charges and fees on loans	440	433	272	266	251
All other fees	465	410	218	238	213

Total other fees	963	901	535	552	511

Mortgage banking:
Servicing income, net	753	843	(40)	525	221
Net gains on mortgage loan origination/sales activities	2,203	1,582	(236)	276	876
All other	90	79	81	91	100

Total mortgage banking	3,046	2,504	(195)	892	1,197

Insurance	595	581	337	439	550
Net gains (losses) from trading activities	749	787	(409)	65	516
Net gains (losses) on debt securities available for sale	(78)	(119)	721	84	(91)
Net gains (losses) from equity investments	40	(157)	(608)	(509)	47
Operating leases	168	130	62	102	120
All other	476	552	257	193	182

Total	$10,743	9,641	2,753	3,996	5,182

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Salaries	$3,438	3,386	2,168	2,078	2,030
Commission and incentive compensation	2,060	1,824	671	555	806
Employee benefits	1,227	1,284	338	486	593
Equipment	575	687	402	302	305
Net occupancy	783	796	418	402	400
Core deposit and other intangibles	646	647	47	47	46
FDIC and other deposit assessments	981	338	57	37	18
Outside professional services	451	410	258	206	212
Insurance	259	267	214	144	206
Postage, stationery and supplies	240	250	141	136	138
Outside data processing	282	212	127	122	122
Travel and entertainment	131	105	117	113	112
Foreclosed assets	187	248	116	99	92
Contract services	256	216	107	88	104
Operating leases	61	70	81	90	102
Advertising and promotion	111	125	93	96	104
Telecommunications	164	158	83	78	82
Operating losses	159	172	96	63	56
All other	686	623	276	359	317

Total	$12,697	11,818	5,810	5,501	5,845

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2009			2008
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$20,889	0.66%	$34	3,853	2.32%	$22
Trading assets	18,464	4.61	213	4,915	3.24	39
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,102	3.45	17	1,050	3.77	10
Securities of U.S. states and political subdivisions	12,189	6.47	206	7,038	6.62	118
Mortgage-backed securities:
Federal agencies	92,550	5.36	1,203	40,630	5.92	588
Residential and commercial	41,257	9.03	1,044	22,419	5.87	340

Total mortgage-backed securities	133,807	6.60	2,247	63,049	5.90	928
Other debt securities (4)	30,901	7.23	572	13,600	6.30	226

Total debt securities available for sale (4)	178,999	6.67	3,042	84,737	6.00	1,282
Mortgages held for sale (5)	43,177	5.05	545	28,004	6.04	423
Loans held for sale (5)	7,188	2.83	50	734	5.63	10
Loans:
Commercial and commercial real estate:
Commercial	187,501	4.11	1,922	95,263	6.09	1,444
Other real estate mortgage	104,297	3.46	900	39,977	5.77	573
Real estate construction	33,857	2.69	227	19,213	5.01	240
Lease financing	14,750	9.22	340	7,087	5.64	100

Total commercial and commercial real estate	340,405	3.99	3,389	161,540	5.86	2,357

Consumer:
Real estate 1-4 family first mortgage	240,798	5.53	3,328	73,663	6.79	1,250
Real estate 1-4 family junior lien mortgage	108,422	4.77	1,290	75,018	6.68	1,246
Credit card	22,963	12.74	731	19,037	11.81	561
Other revolving credit and installment	90,729	6.64	1,502	54,842	8.78	1,198

Total consumer	462,912	5.93	6,851	222,560	7.67	4,255

Foreign	30,628	4.06	310	7,445	10.61	197

Total loans (5)	833,945	5.07	10,550	391,545	6.98	6,809
Other	6,079	2.91	45	2,033	4.47	24

Total earning assets	$1,108,741	5.21%	$14,479	515,821	6.69%	$8,609

Funding sources
Deposits:
Interest-bearing checking	$79,955	0.13%	$26	5,487	1.18%	$16
Market rate and other savings	334,067	0.40	336	161,760	1.21	486
Savings certificates	152,444	1.19	451	37,634	3.06	287
Other time deposits	21,660	2.00	108	5,773	2.72	38
Deposits in foreign offices	49,885	0.29	36	51,884	1.83	236

Total interest-bearing deposits	638,011	0.60	957	262,538	1.63	1,063
Short-term borrowings	59,844	0.39	58	66,537	2.16	357
Long-term debt	235,590	2.52	1,484	100,552	3.41	856
Other liabilities	4,604	3.45	40	—	—	—

Total interest-bearing liabilities	938,049	1.08	2,539	429,627	2.13	2,276
Portion of noninterest-bearing funding sources	170,692	—	—	86,194	—	—

Total funding sources	$1,108,741	0.91	2,539	515,821	1.77	2,276

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.30%	$11,940		4.92%	$6,333

Noninterest-earning assets
Cash and due from banks	$19,340			10,875
Goodwill	24,261			13,171
Other	122,584			54,882

Total noninterest-earning assets	$166,185			78,928

Noninterest-bearing funding sources
Deposits	$174,529			88,041
Other liabilities	49,570			28,434
Total equity	112,778			48,647
Noninterest-bearing funding sources used to fund earning assets	(170,692)			(86,194)

Net noninterest-bearing funding sources	$166,185			78,928

Total assets	$1,274,926			594,749

(1)	Our average prime rate was 3.25% and 5.08% for the quarters ended June 30, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.84% and 2.75% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2009			2008
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$22,472	0.75%	$84	3,870	2.81%	$54
Trading assets	20,323	4.81	488	5,022	3.49	87
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,498	2.00	24	1,012	3.81	19
Securities of U.S. states and political subdivisions	12,201	6.45	419	6,664	7.00	238
Mortgage-backed securities:
Federal agencies	84,592	5.51	2,271	38,364	6.00	1,123
Residential and commercial	39,980	8.80	2,061	21,706	5.97	664

Total mortgage-backed securities	124,572	6.71	4,332	60,070	5.99	1,787
Other debt securities (4)	30,493	7.02	1,123	12,213	6.58	422

Total debt securities available for sale (4)	169,764	6.68	5,898	79,959	6.14	2,466
Mortgages held for sale (5)	37,151	5.17	960	27,138	6.02	817
Loans held for sale (5)	7,567	3.13	117	691	6.52	22
Loans:
Commercial and commercial real estate:
Commercial	192,186	3.99	3,806	93,174	6.50	3,013
Other real estate mortgage	104,283	3.47	1,794	38,701	6.09	1,173
Real estate construction	34,174	2.86	485	19,073	5.53	525
Lease financing	15,277	8.99	687	6,956	5.71	198

Total commercial and commercial real estate	345,920	3.94	6,772	157,904	6.25	4,909

Consumer:
Real estate 1-4 family first mortgage	243,133	5.59	6,772	72,985	6.84	2,496
Real estate 1-4 family junior lien mortgage	109,270	4.91	2,665	75,140	6.99	2,614
Credit card	23,128	12.42	1,435	18,907	12.06	1,140
Other revolving credit and installment	91,770	6.66	3,029	55,376	8.94	2,462

Total consumer	467,301	5.98	13,901	222,408	7.86	8,712

Foreign	31,487	4.22	659	7,420	10.94	404

Total loans (5)	844,708	5.08	21,332	387,732	7.26	14,025
Other	6,110	2.89	88	1,930	4.50	44

Total earning assets	$1,108,095	5.22%	$28,967	506,342	6.94%	$17,515

Funding sources
Deposits:
Interest-bearing checking	$80,173	0.14%	$56	5,357	1.54%	$41
Market rate and other savings	323,813	0.47	755	160,812	1.59	1,270
Savings certificates	161,234	1.05	838	39,774	3.54	700
Other time deposits	23,597	1.98	232	5,269	3.09	80
Deposits in foreign offices	47,901	0.32	75	49,262	2.31	566

Total interest-bearing deposits	636,718	0.62	1,956	260,474	2.05	2,657
Short-term borrowings	67,911	0.54	181	59,754	2.63	782
Long-term debt	247,209	2.65	3,267	100,619	3.85	1,933
Other liabilities	4,194	3.64	76	—	—	—

Total interest-bearing liabilities	956,032	1.15	5,480	420,847	2.56	5,372
Portion of noninterest-bearing funding sources	152,063	—	—	85,495	—	—

Total funding sources	$1,108,095	0.99	5,480	506,342	2.13	5,372

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.23%	$23,487		4.81%	$12,143

Noninterest-earning assets
Cash and due from banks	$19,795			11,262
Goodwill	23,725			13,166
Other	130,665			54,101

Total noninterest-earning assets	$174,185			78,529

Noninterest-bearing funding sources
Deposits	$167,458			86,464
Other liabilities	50,064			29,246
Total equity	108,726			48,314
Noninterest-bearing funding sources used to fund earning assets	(152,063)			(85,495)

Net noninterest-bearing funding sources	$174,185			78,529

Total assets	$1,282,280			584,871

(1)	Our average prime rate was 3.25% and 5.65% for the six months ended June 30, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.04% and 3.02% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company
average balances in billions)	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008

Quarter ended June 30,
Net interest income (3)	$8,784	5,235	2,479	1,025	764	199	(263)	(181)	11,764	6,278
Provision for credit losses	4,264	2,766	738	246	115	4	(31)	(4)	5,086	3,012
Noninterest income	6,023	3,637	2,759	1,388	2,222	481	(261)	(324)	10,743	5,182
Noninterest expense	7,665	4,300	2,807	1,358	2,289	497	(64)	(310)	12,697	5,845

Income (loss) before income tax expense (benefit)	2,878	1,806	1,693	809	582	179	(429)	(191)	4,724	2,603
Income tax expense (benefit)	798	604	618	235	222	68	(163)	(73)	1,475	834

Net income (loss) before noncontrolling interests	2,080	1,202	1,075	574	360	111	(266)	(118)	3,249	1,769
Less: Net income (loss) from noncontrolling interests	72	18	8	(2)	(3)	—	—	—	77	16

Net income (loss)	$2,008	1,184	1,067	576	363	111	(266)	(118)	3,172	1,753

Average loans	$540.7	283.2	263.5	107.7	45.9	14.8	(16.2)	(14.2)	833.9	391.5
Average assets	799.2	439.9	381.7	151.4	110.2	17.8	(16.2)	(14.4)	1,274.9	594.7
Average core deposits	543.9	251.1	138.1	64.8	113.5	22.5	(29.8)	(20.0)	765.7	318.4

Six months ended June 30,
Net interest income (3)	$17,281	9,953	4,846	2,051	1,501	353	(488)	(319)	23,140	12,038
Provision for credit losses	8,268	4,631	1,283	407	140	6	(47)	(4)	9,644	5,040
Noninterest income	11,479	7,119	5,299	2,539	4,124	964	(518)	(637)	20,384	9,985
Noninterest expense	14,823	8,205	5,338	2,702	4,508	982	(154)	(602)	24,515	11,287

Income (loss) before income tax expense (benefit)	5,669	4,236	3,524	1,481	977	329	(805)	(350)	9,365	5,696
Income tax expense (benefit)	1,688	1,501	1,265	415	380	125	(306)	(133)	3,027	1,908

Net income (loss) before noncontrolling interests	3,981	2,735	2,259	1,066	597	204	(499)	(217)	6,338	3,788
Less: Net income (loss) from noncontrolling interests	134	29	12	7	(25)	—	—	—	121	36

Net income (loss)	$3,847	2,706	2,247	1,059	622	204	(499)	(217)	6,217	3,752

Average loans	$546.7	282.9	267.7	104.3	46.3	14.3	(16.0)	(13.8)	844.7	387.7
Average assets	798.6	435.9	392.7	145.7	107.1	17.3	(16.1)	(14.0)	1,282.3	584.9
Average core deposits	540.9	248.8	138.3	66.5	108.1	21.8	(27.5)	(19.3)	759.8	317.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement Services. We revised prior period information to reflect this realignment; however, segment information for periods prior to the first quarter of 2009 does not include Wachovia information.

(2)	“Other” includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement Services, largely representing wealth management customers serviced and products sold in the stores.

(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(income/expense in millions, average balances in billions)	2009	2009	2008	2008	2008

COMMUNITY BANKING
Net interest income (2)	$8,784	8,497	5,296	5,293	5,235
Provision for credit losses	4,264	4,004	6,789	2,202	2,766
Noninterest income	6,023	5,456	2,096	3,209	3,637
Noninterest expense	7,665	7,158	4,320	3,982	4,300

Income (loss) before income tax expense (benefit)	2,878	2,791	(3,717)	2,318	1,806
Income tax expense (benefit)	798	890	(1,606)	764	604

Net income (loss) before noncontrolling interests	2,080	1,901	(2,111)	1,554	1,202
Less: Net income (loss) from noncontrolling interests	72	62	(11)	14	18

Segment net income (loss)	$2,008	1,839	(2,100)	1,540	1,184

Average loans	540.7	552.8	288.9	287.1	283.2
Average assets	799.2	797.9	466.0	452.3	439.9
Average core deposits	543.9	538.0	260.6	252.8	251.1

WHOLESALE BANKING
Net interest income (2)	$2,479	2,367	1,400	1,065	1,025
Provision for credit losses	738	545	414	294	246
Noninterest income	2,759	2,540	515	631	1,388
Noninterest expense	2,807	2,531	1,251	1,329	1,358

Income before income tax expense (benefit)	1,693	1,831	250	73	809
Income tax expense (benefit)	618	647	31	(30)	235

Net income before noncontrolling interests	1,075	1,184	219	103	574
Less: Net income (loss) from noncontrolling interests	8	4	4	—	(2)

Segment net income	$1,067	1,180	215	103	576

Average loans	263.5	271.9	124.2	116.3	107.7
Average assets	381.7	403.8	163.2	158.1	151.4
Average core deposits	138.1	138.5	81.0	64.4	64.8

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$764	737	251	223	199
Provision for credit losses	115	25	293	3	4
Noninterest income	2,222	1,902	417	458	481
Noninterest expense	2,289	2,219	512	498	497

Income (loss) before income tax expense (benefit)	582	395	(137)	180	179
Income tax expense (benefit)	222	158	(52)	68	68

Net income (loss) before noncontrolling interests	360	237	(85)	112	111
Less: Net loss from noncontrolling interests	(3)	(22)	—	—	—

Segment net income (loss)	$363	259	(85)	112	111

Average loans	45.9	46.7	16.5	15.9	14.8
Average assets	110.2	104.0	20.0	19.1	17.8
Average core deposits	113.5	102.6	25.6	23.5	22.5

OTHER (3)
Net interest income (2)	$(263)	(225)	(223)	(200)	(181)
Provision for credit losses	(31)	(16)	948	(4)	(4)
Noninterest income	(261)	(257)	(275)	(302)	(324)
Noninterest expense	(64)	(90)	(273)	(308)	(310)

Loss before income tax benefit	(429)	(376)	(1,173)	(190)	(191)
Income tax benefit	(163)	(143)	(409)	(72)	(73)

Net loss before noncontrolling interests	(266)	(233)	(764)	(118)	(118)
Less: Net income from noncontrolling interests	—	—	—	—	—

Other net loss	$(266)	(233)	(764)	(118)	(118)

Average loans	(16.2)	(15.8)	(15.7)	(15.1)	(14.2)
Average assets	(16.2)	(16.0)	(16.0)	(15.3)	(14.4)
Average core deposits	(29.8)	(25.2)	(22.2)	(20.6)	(20.0)

CONSOLIDATED COMPANY
Net interest income (2)	$11,764	11,376	6,724	6,381	6,278
Provision for credit losses	5,086	4,558	8,444	2,495	3,012
Noninterest income	10,743	9,641	2,753	3,996	5,182
Noninterest expense	12,697	11,818	5,810	5,501	5,845

Income (loss) before income tax expense (benefit)	4,724	4,641	(4,777)	2,381	2,603
Income tax expense (benefit)	1,475	1,552	(2,036)	730	834

Net income (loss) before noncontrolling interests	3,249	3,089	(2,741)	1,651	1,769
Less: Net income (loss) from noncontrolling interests	77	44	(7)	14	16

Wells Fargo net income (loss)	$3,172	3,045	(2,734)	1,637	1,753

Average loans	833.9	855.6	413.9	404.2	391.5
Average assets	1,274.9	1,289.7	633.2	614.2	594.7
Average core deposits	765.7	753.9	345.0	320.1	318.4

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement Services. We revised prior period information to reflect this realignment; however, segment information for periods prior to the first quarter of 2009 does not include Wachovia information.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	“Other” includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement Services, largely representing wealth management customers serviced and products sold in the stores. “Other” also includes the $1.2 billion provision for credit losses recorded at the enterprise level in fourth quarter 2008 to conform Wachovia estimated loss emergence coverage periods to Wells Fargo policies.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,391	14,714	19,184	19,333	14,956
Purchases	—	—	—	57	82
Acquired from Wachovia (1)	—	34	479	—	—
Servicing from securitizations or asset transfers	2,081	1,447	808	851	994
Sales	—	—	—	—	(177)

Net additions	2,081	1,481	1,287	908	899

Changes in fair value:
Due to changes in valuation model inputs or assumptions (2)	2,316	(2,824)	(5,129)	(546)	4,132
Other changes in fair value (3)	(1,098)	(980)	(628)	(511)	(654)

Total changes in fair value	1,218	(3,804)	(5,757)	(1,057)	3,478

Fair value, end of quarter	$15,690	12,391	14,714	19,184	19,333

(1)	First quarter 2009 results reflect refinements to initial purchase accounting adjustments.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Amortized MSRs:
Balance, beginning of quarter	$1,257	1,446	433	442	455
Purchases	6	4	3	2	2
Acquired from Wachovia (1)	(8)	(127)	1,021	—	—
Servicing from securitizations or asset transfers	18	4	7	8	4
Amortization	(68)	(70)	(18)	(19)	(19)

Balance, end of quarter (2)	$1,205	1,257	1,446	433	442

Fair value of amortized MSRs:
Beginning of quarter	$1,392	1,555	622	595	601
End of quarter	1,311	1,392	1,555	622	595

(1)	2009 periods reflect refinements to initial purchase accounting adjustments.

(2)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2009	2009	2008	2008	2008

Servicing income, net:
Servicing fees (1)	$888	1,018	952	980	959
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	2,316	(2,824)	(5,129)	(546)	4,132
Other changes in fair value (3)	(1,098)	(980)	(628)	(511)	(654)

Total changes in fair value of residential MSRs	1,218	(3,804)	(5,757)	(1,057)	3,478
Amortization	(68)	(70)	(18)	(19)	(19)
Net derivative gains (losses) from economic hedges (4)	(1,285)	3,699	4,783	621	(4,197)

Total servicing income, net	753	843	(40)	525	221

Market related valuation changes to MSRs, net of hedge results (2)+(4)	$1,031	875	(346)	75	(65)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2009	2009	2008	2008	2008

Managed servicing portfolio:
Residential mortgage loans serviced for others (1)	$1,394	1,379	1,388	1,323	1,305
Owned loans serviced (2)	270	267	268	96	99

Total owned residential mortgage loans serviced	1,664	1,646	1,656	1,419	1,404
Commercial mortgage loans serviced for others	470	474	472	142	142

Total owned mortgage servicing portfolio	2,134	2,120	2,128	1,561	1,546
Sub-servicing	22	23	26	19	20

Total managed servicing portfolio	$2,156	2,143	2,154	1,580	1,566

Ratio of MSRs to related loans serviced for others	0.91%	0.74	0.87	1.34	1.37
Weighted-average note rate (owned servicing only)	5.74	5.83	5.92	5.98	6.00

(1)	Consists of 1-4 family first mortgage loans.

(2)	Consists of residential mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2009	2009	2008	2008	2008

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$194	190	116	83	100
Refinances as a percentage of applications	73%	82	68	39	44
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$90	100	71	41	47

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2009	2009	2008	2008	2008

Residential Real Estate Originations: (1)
Wells Fargo Home Mortgage first mortgage loans:
Retail	$71	51	20	23	31
Correspondent/Wholesale	57	49	28	25	27
Home equity loans and lines	1	1	1	2	3
Wells Fargo Financial	—	—	1	1	2

Total quarter-to-date	$129	101	50	51	63

Total year-to-date	$230	101	230	180	129

(1)	Consists of residential real estate originations from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
LOANS SUBJECT TO SOP 03-3
Certain loans acquired from Wachovia have evidence of credit deterioration since origination and it is probable that we will not collect all contractually required principal and interest payments (referred to as “credit impaired” loans). Such loans are accounted for under American Institute of Certified Public Accountants Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3). SOP 03-3 requires that acquired loans be recorded at fair value at the acquisition date and prohibits carryover of the related allowance for loan losses. The difference between contractually required payments and cash flows expected to be collected is referred to as the nonaccretable difference. The difference between the cash flows expected to be collected and the fair value is referred to as the accretable yield.
Because SOP 03-3 loans have been written down in purchase accounting to an amount estimated to be collectible, such loans are not classified as nonaccrual even though they may be contractually past due. Also, losses on such loans are charged against the nonaccretable difference established in purchase accounting and, as such, are not reported as charge-offs.
As a result of the application of SOP 03-3 to credit-impaired Wachovia loans, certain ratios of the combined company cannot be used to compare a portfolio that includes acquired credit-impaired loans accounted for under SOP 03-3 against one that does not, or to compare ratios across quarters or years. The ratios particularly affected by the accounting under SOP 03-3 include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	June 30, 2009 (1)			March 31, 2009			December 31, 2008
		All			All			All
	SOP 03-3	other		SOP 03-3	other		SOP 03-3	other
(in millions)	loans	loans	Total	loans	loans	Total	loans	loans	Total

Commercial and commercial real estate:
Commercial	$2,667	179,370	182,037	3,088	188,623	191,711	4,580	197,889	202,469
Other real estate mortgage	5,826	97,828	103,654	6,597	98,337	104,934	7,762	95,346	103,108
Real estate construction	4,295	28,943	33,238	4,507	29,405	33,912	4,503	30,173	34,676
Lease financing	—	14,555	14,555	—	14,792	14,792	—	15,829	15,829

Total commercial and commercial real estate	12,788	320,696	333,484	14,192	331,157	345,349	16,845	339,237	356,082

Consumer:
Real estate 1-4 family first mortgage	40,471	196,818	237,289	41,520	201,427	242,947	39,214	208,680	247,894
Real estate 1-4 family junior lien mortgage	398	106,626	107,024	615	109,133	109,748	728	109,436	110,164
Credit card	—	23,069	23,069	—	22,815	22,815	—	23,555	23,555
Other revolving credit and installment	—	90,654	90,654	32	91,220	91,252	151	93,102	93,253

Total consumer	40,869	417,167	458,036	42,167	424,595	466,762	40,093	434,773	474,866

Foreign	1,554	28,540	30,094	1,849	29,619	31,468	1,859	32,023	33,882

Total loans	$55,211	766,403	821,614	58,208	785,371	843,579	58,797	806,033	864,830

(1)	In the first and second quarters of 2009, we refined certain of our preliminary purchase accounting adjustments based on additional information as of December 31, 2008. These refinements include a net increase to the nonaccretable difference of $3.8 billion ($2.2 billion of which related to Pick-a-Pay loans), and a net increase to the accretable yield of $1.9 billion ($2.0 billion of which related to Pick-a-Pay loans and reflects changes in the amount and timing of cash flows). The effect on goodwill of these adjustments amounted to a net increase to goodwill of $1.9 billion.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Annualized
	Outstanding balances		or more past due		loss rate
	June 30,	Mar. 31,	June 30,	Mar. 31,	June 30,	Mar. 31,
(in millions)	2009	2009	2009	2009	2009	2009

Core portfolio (2)
California	$31,479	31,784	3.63%	3.56	5.36	3.97
Florida	11,697	12,067	3.91	3.73	4.55	2.03
New Jersey	8,224	8,086	1.70	1.58	1.37	0.45
Virginia	5,805	5,653	1.26	1.45	0.99	0.76
Pennsylvania	5,048	5,129	1.46	1.04	1.29	0.29
Other	55,248	56,342	2.22	2.06	2.46	1.59

Total	117,501	119,061	2.65	2.53	3.25	2.09

Liquidating portfolio
California	3,616	3,835	8.16	8.49	17.13	13.98
Florida	460	492	9.14	10.35	18.11	13.33
Arizona	219	233	8.16	8.37	18.13	15.04
Texas	169	179	1.13	1.40	2.96	2.66
Minnesota	117	122	3.88	3.88	7.41	6.92
Other	4,764	5,001	4.00	3.96	6.25	5.29

Total	9,345	9,862	5.91	6.10	11.29	9.27

Total core and liquidating portfolios	$126,846	128,923	2.89	2.80	3.85	2.65

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate from all groups, excluding SOP 03-3 loans.

(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $2.0 billion and $2.1 billion at June 30, 2009, and March 31, 2009, respectively. Related credit losses for first quarter 2009 of $12 million are reported separately with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO

	SOP 03-3 loans				All other loans
				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance	ratio (1)	value (2)	value	balance	ratio (1)	value

June 30, 2009

California	$40,657	146%	$26,177	95%	$25,117	90%	$25,170
Florida	6,117	130	3,903	84	5,276	96	5,287
New Jersey	1,717	99	1,226	71	3,162	80	3,169
Texas	466	80	341	59	2,108	66	2,112
Arizona	1,553	148	1,001	96	1,195	99	1,197
Other states	9,041	108	6,227	75	14,607	83	14,640

Total Pick-a-Pay loans	$59,551		$38,875		$51,465		$51,575

March 31, 2009

California	$42,216	152	$26,907	98	$25,875	90	$25,979
Florida	6,260	129	3,779	79	5,412	92	5,433
New Jersey	1,750	101	1,271	74	3,358	76	3,372
Texas	475	76	336	54	2,204	60	2,213
Arizona	1,642	161	987	99	1,239	104	1,244
Other states	9,306	110	6,397	77	15,282	79	15,324

Total Pick-a-Pay loans	$61,649		$39,677		$53,370		$53,565

(1)	The current LTV ratio is calculated as the outstanding loan balance plus the outstanding balance of any equity lines of credit that share common collateral divided by the collateral value. Collateral values are determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(2)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for SOP 03-3 loans, are a deduction of $24.5 billion nonaccretable difference and an addition of $3.8 billion accretable yield at June 30, 2009, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.